UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 21, 2006
                                ---------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Florida                        0-26028                 22-2671269
       -------                        -------                 ----------
(State or Other Jurisdiction of (Commission File Number)  (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

                               6531 NW 18TH COURT
                              PLANTATION, FL 33313
               --------------------------------------------------
                    (Address of principal executive offices)


                                 (954) 581-9800
                    -----------------------------------------
                         (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement

On March 21, 2006, Imaging Diagnostic Systems, Inc. (the "Company") entered into a new Fifth Private Equity Credit Agreement (the "Agreement") with Charlton Avenue LLC for up to $15,000,000, which will replace our prior Fourth Private Equity Credit Agreement. A copy of the agreement is attached as an exhibit and is incorporated by reference. The terms of the Fifth Private Equity Credit Agreement are substantially similar to the terms of the Fourth Private Equity Credit Agreement, with a commitment period of two years from the effective date of a registration statement covering the Fifth Private Equity Credit Agreement shares. The Fourth Private Equity Credit Agreement will terminate upon the effectiveness of our S-1 Registration Statement for shares to be issued under the Fifth Private Equity Credit Agreement. Upon termination, any registered shares remaining un-issued from our prior S-1 Registration Statement based on the Fourth Private Equity Credit Agreement will be returned to the treasury.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

10.69 Fifth Private Equity Credit Agreement dated March 21, 2006 between the Company and Charlton Avenue LLC including all exhibits.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               IMAGING DIAGNOSTIC SYSTEMS, INC.

Dated March 22, 2006


                                       /s/ Allan L. Schwartz
                                       ---------------------
                                       By: Allan L. Schwartz
                                       Executive Vice President
                                       Chief Financial Officer